UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

ZILLOW GROUP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Contacts:
Brad Berning
Investor Relations
ir@zillowgroup.com

Emily Heffter
Public Relations
press@zillow.com
Zillow Group to Host Virtual Annual Meeting of Shareholders
The 2020 “Annual Meeting” will be held on June 9 at 2:00 p.m. PT

SEATTLE — May 21, 2020 — Zillow Group, Inc. (NASDAQ:Z) (NASDAQ:ZG) announced today that due to the emerging public health impact of the coronavirus (COVID-19) pandemic and to support the health and well-being of its employees, shareholders, and community, the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) will be held in a virtual-only format on June 9, 2020 at 2:00 p.m. Pacific Time. The virtual-only meeting location will be as announced in the proxy materials sent to shareholders on or about April 22, 2020. Shareholders will not be able to attend the Annual Meeting in person.

Attending the Annual Meeting

Consistent with the information provided in the previously distributed proxy materials, Zillow Group shareholders of record of Class A and/or Class B common stock as of the close of business on April 3, 2020 (the “Record Date”) may attend the Annual Meeting by accessing the meeting center at www.meetingcenter.io/269690015 and entering the control number found on the proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials previously received. The meeting password is ZG2020.

Registering to Attend the Annual Meeting as a Beneficial Owner

Shareholders that held shares as of the Record Date through an intermediary, such as a bank or broker, must register in advance to attend the Annual Meeting. To register, shareholders must obtain a legal proxy from the holder of record and submit proof of legal proxy reflecting the number of shares held as of the Record Date, along with name and email address to Computershare at legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time on June 4, 2020. Shareholders will then receive a confirmation of registration with a control number by email from Computershare. At the time of the Annual Meeting, beneficial shareholders may visit www.meetingcenter.io/269690015 and enter the control number and the meeting password, ZG2020.

Voting Shares

Shareholders of record and registered beneficial owners will be able to vote their shares electronically during the Annual Meeting by clicking on the “Cast Your Vote” link on the meeting center site. Whether or not shareholders plan to virtually attend the Annual Meeting, Zillow Group urges them to vote and submit their proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting.

Shareholders may continue to use the proxy card included with any proxy materials previously distributed to vote shares in connection with the Annual Meeting.

About Zillow Group

Zillow Group, Inc. (NASDAQ: Z) (NASDAQ: ZG), the largest portfolio of real estate brands on mobile and the web, is building an on-demand real estate experience. Whether selling, buying, renting or financing, customers can turn to Zillow Group's businesses to find and get into their next home with speed, certainty and ease.

In addition to Zillow's for-sale and rental listings, Zillow Offers buys and sells homes directly in dozens of markets across the country, allowing sellers control over their timeline. Zillow Closing Services offers customers title and escrow services to support a more seamless transaction experience. Zillow Home Loans, our affiliate lender, provides our customers with an easy option to get pre-approved and secure financing for their next home purchase.

Millions of people visit Zillow Group apps and sites every month to start their home search, and now they can rely on Zillow Group to help them finish it — with the same confidence, ease and empowerment they've come to expect from real estate's most trusted brand.

Zillow, Zillow Offers, and Zillow Closing Services are registered trademarks of Zillow, Inc. Zillow Home Loans, LLC is an Equal Housing Lender; NMLS 10287, www.nmlsconsumeraccess.org. The company is headquartered in Seattle.

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